Issuer Free Writing Prospectus
Filed pursuant to Rule 433
Registration Statement No. 333-162195
Dated: May 6, 2011

US Volatility Harvest [TM]

A Systematic Volatility Arbitrage Strategy
Passion to Perform

April 29, 2011

Introducing US Volatility Harvest [TM]

Summary

*    The market for equity volatility is maturing. Large institutional investors can now access volatility-based "arbitrage" strategies effectively and cheaply.

*    However, they remain difficult to access for smaller institutions and retail investors

*    US Volatility Harvest ("VolHarvest") is an investible and transparent rules-based volatility arbitrage strategy index that combines three volatility strategy indices

*    Why consider VolHarvest?

     *    Volatility arbitrage strategies have generally performed well when other arbitrage strategies have not

     *    Volatility arbitrage strategies seek to capture returns from observed market behavior

     *    Attractive Sharpe Ratio(1) based on retrospective results

     *    Historically low correlation to major indices and other alternative strategies

(1)Sharpe Ratio is defined as 1) the return of an asset less an applicable
"risk-free" rate of return, divided by 2) the volatility of an asset.

Building US Volatility Harvest

The index is constructed by combining three cornerstone volatility strategy indices linked to the S and P 500[R]:

                             US Volatility Harvest

                    EMERALD [TM] ImpAct [TM] ELVIS([TM]) II

*    EMERALD ("Equity Mean Reversion Alpha Index") is a mean-reversion strategy that seeks to monetize the differential between daily and weekly volatility of the S and P 500[R] Index by buying daily volatility and selling weekly volatility on a rolling weekly basis

*    ImpAct ("Implied v. Actual" ) is a short-volatility strategy which seeks to monetize the differential between implied and actual volatility of the S and P 500[R] Index by selling one-month volatility on a rolling monthly basis

*    ELVIS II ("Equity Long Volatility Investment Strategy II") is a
     long-volatility strategy which seeks to provide efficient exposure to volatility by rolling forward-starting variance swaps on a quarterly basis

Strategy Construction: Overview

                               [GRAPHIC OMITTED]

Strategy Construction: Step 1

*    ImpAct seeks to capture a volatility "risk premium" by selling 1-month implied volatility vs. daily realized volatility

*    EMERALD is designed to benefit when the volatility of daily returns exceeds weekly returns

*    By combining ImpAct + EMERALD(1), an efficient Short Volatility Strategy
     (Receiving 1-month Implied Volatility Premium and Paying 1-week Realized
     Volatility) is created

                               [GRAPHIC OMITTED]

However, ImpAct has been hyper-sensitive to spikes in realized volatility.
Adding EMERALD mitigates some of the risk, but the combined strategy is still short volatility

(1)"ImpAct + EMERALD" represents a hypothetical combination of the two indices based on their respective relative weights and the rebalancing dates used in
VolHarvest

Note: ImpAct did not exist prior to May 2007; EMERALD did not exist prior to
October 2009. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how the index will perform in the future. The performances of ImpAct and EMERALD do not reflect fees and/or costs. Source:
Deutsche Bank, Bloomberg Finance L.P., 2011

Strategy Construction: Step 2

*    To protect against volatility spikes, ELVIS II is added as a permanent hedging overlay

*    By combining ImpAct + EMERALD + ELVIS II, we seek to create a
     Volatility-Neutral Arbitrage Strategy: VolHarvest

                               [GRAPHIC OMITTED]

The combined strategy is rebalanced quarterly to weights of 62.5% for ImpAct,
57.5% for EMERALD and 30% for ELVIS II which aims to equalize the components'
respective volatility exposures.

It is available in Excess Return and Total Return versions. 1

(1)Excess Return does not include a funding component; Total Return includes a funding component.

Note: ImpAct did not exist prior to May 2007; EMERALD did not exist prior to
October 2009; ELVIS II did not exist prior to August 2010; the VolHarvest indices did not exist prior to August 2010. All results prior to those date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how an index will perform in the future. The performances of ImpAct, EMERALD, VolHarvest ER and TR do not reflect fees and/or costs. Source: Deutsche Bank, Bloomberg Finance L.P.,
2011

BBG:
DBVEHUE

Excess Return Retrospective Performance

Index Performance (from December 1999)         Annual Returns
[GRAPHIC OMITTED]                              [GRAPHIC OMITTED]

Performance Analysis (Month-End Returns)
----------------------------------------
                   Dec '99 - Apr '11
------------------ ---------------------
Annualized Returns      6.7%
------------------ ---------------------
Volatility              5.1%
------------------ ---------------------
Sharpe Ratio            0.79
------------------ ---------------------
Maximum Drawdown        -5.2%
------------------ ---------------------
 Start Date            Jan-07
------------------ ---------------------
 End Date              Aug-07
------------------ ---------------------
Max/Min Returns
------------------ ---------------------
 Rolling 12 Months 15.1% / 0.0%
------------------ ---------------------
 Rolling 3 Months   6.6% / -4.8%
------------------ ---------------------
Rolling 12 Months
------------------ ---------------------
  % Positive            99%
------------------ ---------------------
  % Negative             1%
------------------ ---------------------
  Average               7.3%
------------------ ---------------------
  Median                7.3%
------------------ ---------------------

Monthly Returns Analysis (shaded area is actual historical results)
----------------------------------------------------------------------------
     2000  2001  2002  2003  2004  2005  2006  2007  2008  2009  2010  2011
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jan   0.0%  1.2%  1.3% -0.3%  2.1% -0.4% -0.9% -0.1% -1.4%  0.7% -1.2%  0.1%
---- ----- ----- ----------- ----------------------------- ----------- -----
Feb   1.4% -0.5%  1.2%  1.4%  1.8% -0.7%  0.1% -5.1%  2.0%  0.7%  0.6%  0.1%
---- ----------- ----- ----- ----------- ----------- ----- ----- ----- -----
Mar  -2.3%  1.6% -1.1% -1.0% 0.5%  1.4%   0.8%  0.9%  1.7% -0.5%  0.9%  1.2%
---- ----- ----------------- ----- ----- ----- ----- ----------- ----- -----
Apr  -1.5% -0.4%  0.2%  1.1%  0.4%  2.0%  0.6% -0.5% -0.4%  0.5%  2.0% -0.1%
---- ----------- ----- ----- ----- ----- ----------------- ----- -----------
May   0.6%  0.5%  1.6% -0.1%  0.6% -0.3%  0.4%  2.1%  1.1% -0.1% 2.3%
---- ----- ----- ----------- ----------- ----- ----- ----------- ----- -----
Jun  -0.4%  0.7%  0.7%  0.5% 1.2%  0.3%   1.7%  0.8% -0.1%  0.3% -2.0%
---- ----- ----- ----- ----- ----- ----- ----- ----------- ----------- -----
 Jul -0.6%  1.2% -4.4%  1.9%  2.1% -0.1%  0.9%  0.5%  1.6% -1.3% -0.9%
---- ----- ----------- ----- ----------- ----- ----- ----------------- -----
Aug   0.7%  1.6%  3.9%  1.8% -0.5%  1.8%  0.2%  3.2%  1.9%  1.7%  1.4%
---- ----- ----- ----- ----------- ----- ----- ----- ----- ----- ----- -----
Sep   2.8%  1.6%  3.4% -0.1% 0.1%  0.2%   1.1% -0.7% -0.3% -0.3% -0.9%
---- ----- ----- ----------- ----- ----- ----------------------------- -----
Oct  -1.7%  1.4% -0.7%  0.4% -1.0%  0.4% -0.3%  3.7%  1.7% -1.1%  0.0%
---- ----- ----------- ----------- ----------- ----- ----------- ----- -----
Nov   2.3%  1.6%  0.9%  1.0% -0.4% -1.0%  0.7%  2.0%  4.7%  1.6% -0.4%
---- ----- ----- ----- ----------------- ----- ----- ----- ----------- -----
Dec  -0.6%  0.9%  2.5%  0.3%  1.4% 1.3%   2.4% -0.9% -0.2%  1.0%  1.3%
---- ----- ----- ----- ----- ----- ----- ----------------- ----- ----- -----
Ann.
Ret.  0.6% 11.8%  9.7%  7.0%  8.5%  5.0%  7.8%  5.8% 12.7%  3.3%  3.1%  1.3%
---- ----------- ----- ----- ----- ----- ----- ----------- ----- ----- -----

Note: VolHarvest ER did not exist prior to August 2010. All results prior to that date were retrospectively calculated and do not reflect actual returns.
Past performance is not necessarily indicative of how an index will perform in the future. The performance of VolHarvest ER does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011

BBG:
DBVEHUT

Total Return Retrospective Performance

Index Performance (from December 1999)         Annual Returns
[GRAPHIC OMITTED]                              [GRAPHIC OMITTED]

Performance Analysis (Month-End Returns)
----------------------------------------
                   Dec '99 - Apr '11
------------------ ---------------------
Annualized Returns      9.6%
------------------ ---------------------
Volatility              5.4%
------------------ ---------------------
Sharpe Ratio            1.26
------------------ ---------------------
Maximum Drawdown        -4.7%
------------------ ---------------------
 Start Date            Feb-07
------------------ ---------------------
 End Date              Jun-07
------------------ ---------------------
Max/Min Returns
------------------ ---------------------
 Rolling 12 Months 18.4% / 1.5%
------------------ ---------------------
 Rolling 3 Months   7.6% / -3.5%
------------------ ---------------------
Rolling 12 Months
------------------ ---------------------
  % Positive            100%
------------------ ---------------------
  % Negative             0%
------------------ ---------------------
  Average              10.2%
------------------ ---------------------
  Median                9.9%
------------------ ---------------------

Monthly Returns Analysis (shaded area is actual historical results)
----------------------------------------------------------------------------
     2000  2001  2002  2003  2004  2005  2006  2007  2008  2009  2010  2011
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
Jan   0.5%  1.8%  1.4% -0.1%  2.2% -0.2% -0.5%  0.4% -1.1%  0.7% -1.2%  0.2%
---- ----- ----- ----------- ----------------- ----------- ----------- -----
Feb   1.8%  0.0%  1.4%  1.4%  1.9% -0.5%  0.4% -4.7%  2.2%  0.7%  0.6%  0.1%
---- ----- ----- ----- ----- ----------- ----------- ----- ----- ----- -----
Mar  -1.8%  2.1% -0.9% -0.9% 0.6%  1.6%   1.2%  1.3%  1.9% -0.5%  0.9%  1.2%
---- ----- ----------------- ----- ----- ----- ----- ----------- ----- -----
Apr  -1.0%  0.0%  0.4%  1.2%  0.5%  2.3%  0.9%  0.0% -0.2%  0.5%  2.0% -0.1%
---- ----- ----- ----- ----- ----- ----- ----- ----------- ----- -----------
May   1.2%  0.9%  1.7%  0.0%  0.7%  0.0%  0.8%  2.6%  1.2% -0.1%  2.3%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----------- ----- -----
Jun   0.1%  1.0%  0.8%  0.6%  1.3%  0.5%  2.1%  1.2%  0.1%  0.3% -2.0%
---- ----- ----- ----- ----- ----- ----- ----- ----- ----- ----------- -----
Jul   0.0%  1.5% -4.2%  2.0% 2.2%  0.2%   1.4%  1.0%  1.7% -1.3% -0.9%
---- ----- ----------- ----- ----- ----- ----- ----- ----------------- -----
Aug   1.3%  1.9%  4.0%  1.9% -0.4%  2.1%  0.7%  3.6%  2.0%  1.7%  1.4%
---- ----- ----- ----- ----------- ----- ----- ----- ----- ----- ----- -----
Sep   3.3%  1.9%  3.6%  0.0%  0.2%  0.5%  1.5% -0.3% -0.2% -0.2% -0.9%
---- ----- ----- ----- ----- ----- ----- ----------------------------- -----
Oct  -1.1%  1.6% -0.6%  0.4% -0.9%  0.7%  0.1%  4.1%  1.8% -1.0%  0.0%
---- ----- ----------- ----------- ----- ----- ----- ----------- ----- -----
Nov   2.8%  1.7%  1.0%  1.1% -0.2% -0.7%  1.1%  2.3%  4.7%  1.7% -0.4%
---- ----- ----- ----- ----------------- ----- ----- ----- ----------- -----
Dec  -0.1%  1.0%  2.6%  0.4%  1.6% 1.7%   2.8% -0.5% -0.2%  1.1%  1.3%
---- ----- ----- ----- ----- ----- ----- ----------------- ----- ----- -----
Ann.
Ret.  7.2% 16.3% 11.6%  8.2%  9.9%  8.5% 13.3% 11.3% 14.9%  3.5%  3.3%  1.3%
---- ----------------- ----- ----- ----------------------- ----- ----- -----

Note: VolHarvest TR did not exist prior to August 2010. All results prior to that date were retrospectively calculated and do not reflect actual returns.
Past performance is not necessarily indicative of how an index will perform in the future. The performance of VolHarvest TR does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011

BBG:
DBVEHUT

Total Return Retrospective Performance vs. Benchmarks

Index Performance (from Dec. 1999; HFRX from Dec. 2003)(1) Annual Returns
[GRAPHIC OMITTED]                                          [GRAPHIC OMITTED]

Performance Analysis (Month-End Returns)
-------------------------------------------------- -------------- -----------------
                                 Dec '99 - Apr '11                Dec '03 - Mar '11
                   ------------- ----------------- -------------- -----------------
                   VolHarvest TR    S and P 500 TR     JPM Gov't Bond     HFRX Vol
------------------ ------------- ----------------- -------------- -----------------
Annualized Returns     9.6%            1.2%             5.3%           4.0%
------------------ ------------- ----------------- -------------- -----------------
Volatility             5.4%           16.4%             3.4%           5.0%
------------------ ------------- ----------------- -------------- -----------------
Sharpe Ratio            1.26           -0.09            0.77            0.33
------------------ ------------- ----------------- -------------- -----------------
Maximum Drawdown       -4.7%          -50.9%           -3.1%          -15.4%
------------------ ------------- ----------------- -------------- -----------------
 Start Date           Feb-07          Nov-07           Sep-10         Sep-08
------------------ ------------- ----------------- -------------- -----------------
 End Date             Jun-07          Apr-11           Apr-11         Apr-11
------------------ ------------- ----------------- -------------- -----------------
Max/Min Returns
------------------ ------------- ----------------- -------------- -----------------
 Rolling 12 Months 18.4% / 1.5%  53.6% / -43.3%    11.9% / -1.0%  13.8% / -9.4%
------------------ ------------- ----------------- -------------- -----------------
 Rolling 3 Months  7.6% / -3.5%  25.8% / -29.6%    6.4% / -2.9%   5.6% / -10.0%
------------------ ------------- ----------------- -------------- -----------------
Rolling 12 Months
------------------ ------------- ----------------- -------------- -----------------
  % Positive           100%            60%              98%             70%
------------------ ------------- ----------------- -------------- -----------------
  % Negative            0%             40%               2%             30%
------------------ ------------- ----------------- -------------- -----------------
  Average             10.2%            2.1%             5.5%           3.3%
------------------ ------------- ----------------- -------------- -----------------
  Median               9.9%            8.2%             5.3%           3.9%
------------------ ------------- ----------------- -------------- -----------------
Correlation                            -0.18            0.12            0.18
------------------ ------------- ----------------- -------------- -----------------

"HFRX Vol" is the HFRX Volatility Index which is intended to represent the investible portion of the volatility -arbitrage hedge fund universe (BBG Ticker:
HFRX Vol (Index)) . Return data is shown from December 2003, the first date on which data is available, to March 2011, the most recent date on which data is available.

"S and P 500 TR" is the S and P 500 Total Return Index (BBG ticker: SPTR
(Index))

"JPM Gov't Bond" is the JP Morgan Global Government Bond Hedged USD Index (BBG
ticker: JHDCGBIG (Index)) .

(1)The HFRX Vol index level has been rebased to the VolHarvest TR index level as of December 2003, the first date on which data is available for HFRX Vol. Note:
VolHarvest TR did not exist prior to August 2010. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of VolHarvest TR does not reflect fees and/or costs.
Source: Deutsche Bank, Bloomberg Finance L.P., 2011

BBG:
DBVEUSDB

ImpAct Strategy

ImpAct is designed to capture the spread between implied and realized volatility of the S and P 500[R] by implementing a systematic volatility selling strategy

*    Historically, there has been a spread between implied volatility, embedded into option prices, and volatility subsequently realized by the S and P
     500[R] ("actual" volatility)...why?

     *    Volatility sellers provide liquidity to option buyers but demand a premium for selling the options

     *    Hedging with S and P 500[R] options is akin to buying insurance --
          generally priced above expected cost which can be costly to buy and hold during periods of calm, when one may not need the hedge

*    Historically, the spread has tended to be positive (i.e. implied volatility exceeded realized -- see below)

     *    However, the spread has turned sharply negative in times of market stress (e.g., shift from low vol to high vol)

     *    For example, the average implied-actual spread from 2000 to 2002 was just 0.8% and then increased to 2.1% 2003 to 2007. In 2008, however, actual volatility exceeded implied by 5.2%. From 2009 to the present there has been an approximately 3% spread between implied volatility and realized.

                               [GRAPHIC OMITTED]

Average Implied Vol and Average Realized Vol calculated from December 1999 to
December 2010 using listed option expiry dates over rolling 1-month, 3-month and
6-month periods. Source: Deutsche Bank, Bloomberg Finance L.P., 2011

BBG:
DBVEUSDB

ImpAct Index Construction

ImpAct synthetically "sells" one-month volatility on each monthly option expiry date

     *    The index synthetically earns "premium" and pays subsequently realized volatility over the following one-month period

     *    This seeks to monetize the difference between implied and realized volatility

     *    The short volatility position is calibrated every month to target a consistent exposure relative to current levels of volatility

     *    Calculations are based on listed option bid prices

     *    Convenient, transparent access to a short volatility strategy

[GRAPHIC OMITTED]

Note: ImpAct did not exist prior to May 2007. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how an index will perform in the future. The performance of ImpAct does not reflect fees and/or costs. Source: Deutsche Bank, Bloomberg Finance L.P., 2011

BBG:
DBVEMR

EMERALD Strategy

EMERALD seeks to capture returns from mean-reversion of the S and P 500[R] Index during the course of a single week

*    The tendency for daily returns of an index to be followed by daily returns in the opposite direction (or mean-revert) is referred to as negative serial correlation. For an index displaying such a tendency, the net weekly change (or "weekly" volatility) would under-represent the amount the index moved during the week (or "daily" volatility)

*    In the S and P 500[R] Index, volatility observed daily has exceeded volatility observed weekly over the past 11 years approximately 87% of the time(1)

*    Illustration: in the fall of 2008, brief but sharp rallies interrupted the dramatic market sell-off frequently. Volatility observed daily topped 70%, but volatility observed weekly registered around 50%(2).

[GRAPHIC OMITTED]

(1)Daily and weekly volatilities of the S and P 500[R] were observed over daily-rolling 6-month periods.

(2)This was an extreme period with volatility spreads that were highly abnormal and not likely to be frequently repeated.

Note: EMERALD did not exist prior to October 2009. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance is not necessarily indicative of how an index will perform in the future. The performance of EMERALD does not reflect fees and/or costs.

Source: Deutsche Bank, Bloomberg Finance L.P., 2011

BBG:
DBVEMR

EMERALD Index Construction

EMERALD is calculated from the daily and weekly returns (1) of the S and P 500[R]

*    EMERALD combines the equally-weighted returns of 5 sub- indices, one for each day of the week.

*    Let's look at the Monday sub-index:

     *    The sub-index's return from one Monday to the next will be based on the following:

          +    Add 5 daily returns: Mon-Tue, Tue-Wed, Wed-Thu, Thu-Fri, Fri-Mon

          -    Subtract 1 weekly return: Mon-Mon

     *    In the middle of the week, say Thursday, the sub-index's return week-to-date (from last Monday) will be based on the following:

          +    Add 3 daily returns: Mon-Tue, Tue-Wed, Wed-Thu

          -    Subtract 1 week-to-date return: Mon-Thu

*    The strategy offers a unique risk profile that may offset market risk

     *    EMERALD has risen steadily with infrequent draw-downs that were generally quickly recovered

     *    The significant positive returns in 2007-2008 (based on retrospective calculations, not actual returns) demonstrate the value EMERALD can offer during periods of market turmoil

(1)Daily and weekly returns are calculated as squared natural log (LN) returns
Note: EMERALD did not exist prior to October 2009. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how an index will perform in the future. The performance of EMERALD does not reflect fees and/or costs.

Source: Deutsche Bank, Bloomberg Finance L.P., 2011

BBG:
DBVELVII

ELVIS II Strategy

ELVIS II is designed to be an efficient long volatility strategy

*    The strategy aims to achieve two objectives:

     *    Capture volatility spikes that often accompany market sell-offs

     *    Reduce hedging carry-costs during bull markets or periods of calm

*    The strategy seeks to accomplish this by:

     *    Avoiding paying the "risk premium" often associated with options and other hedging products

     *    Trading implied volatility on the volatility term structure where it is generally relatively flat

     *    Reducing the frequency of rolling necessary to maintain the hedge

*    The strategy's performance during a given quarterly roll period depends on changes in S and P 500[R] implied volatility:

     *    An increase in implied volatility should lead to index gains

     *    A decrease in implied volatility should lead to index losses

Why forward -starting?

*    Forward-starting variance swaps offer the potential for exposure to implied volatility only while avoiding paying the volatility risk premium

*    By rolling the position before the notional variance swap starts recording observations, ELVIS II avoids exposure to S and P 500[R] volatility actually realized by the index; instead, ELVIS II delivers exposure to changes in S and P 500[R] implied volatility

*    By removing exposure to realized volatility, ELVIS II aims to avoid paying the volatility "risk premium," which option sellers usually demand from option buyers and which has manifested itself through a spread between implied volatility and the volatility subsequently realized by the S and P
     500[R] (this is the same spread ImpAct aims to capture)

ELVIS II did not exist prior to August 2010. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how an index will perform in the future. The performance of ELVIS II does not reflect fees and/or costs. Source: Deutsche Bank, Bloomberg Finance L.P., 2011

BBG:
DBVELVII

ELVIS II Index Construction

The index is long exposure to future S and P 500[R] volatility

*    The strategy is implemented via notional 6-month variance swaps forward-starting in 3 months, which are rolled at each quarterly listed option expiry as they become spot (current- starting) variance swaps

     *    Upon the December listed option expiry, the index "buys" a forward variance swap which measures variance over a 6 month period starting 3 months from December (March-September)

     *    Upon the March listed option expiry, the index "sells" the March-
          September variance swap it holds before it starts measuring realized variance and[]

     *    ... buys a new forward variance swap measuring variance over a 6 month period starting 3 months from March (June-December)

*    The index re-calibrates notional every roll-date to target consistent volatility exposure:

     *    less exposure in a high-volatility environment

     *    more exposure in a low-vol environment

*    Entry and exit variance swap levels are derived from S and P 500[R] listed option market prices using established market methodology for pricing variance swaps

     *    Because the variance swap strike levels are based on mid-market option prices, they do not take into account the transaction costs (bid-offer spreads) that would be associated with trading variance swaps. To account for this, a cost equivalent to 2% of the 9-month spot variance strike level is deducted from the index over each roll period

[GRAPHIC OMITTED]

ELVIS II did not exist prior to August 2010. All results prior to that date were retrospectively calculated and do not reflect actual returns. Past performance, actual or hypothetical, is not necessarily indicative of how an index will perform in the future. The performance of ELVIS II does not reflect fees and/or costs.

Source: Deutsche Bank, Bloomberg Finance L.P., 2011

Index Costs

EMERALD

The daily observed volatility of each Sub-Index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD. Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

ELVIS II

* Because the variance swap strike levels used in the calculation of ELVIS II are based on mid-market option prices, they do not take into account the transaction costs (bid-offer spreads) that would be associated with trading, or hedging, variance swaps. To account for this, a cost equivalent to 2% of the
9-month spot variance strike level is deducted from the index over each roll period.

* The forward variance strike level for the 3-month forward 6-month variance swap is determined based on variance strike levels of the 3-month and 9-month spot variance swaps (Note: all variance swap strike levels are quoted in volatility points, not variance) . These variance strike levels are
"time-weighted" as follows to determine the forward variance strike level:

9m x T2 / (T2 -- T1) -- 3m x T1 / (T2 -- T1), where

"9m" is the 9-month spot variance strike; "3m" is the 3-month spot variance strike; "T1" is the time to maturity, in trading days, of the 3-month spot variance swap; and "T2" is the time to maturity, in trading days of the 9-month spot variance swap.

* Based on this calculation, raising the 9-month spot variance strike level by
2% of the fair strike level is approximately equal to increasing the 3-month forward 6-month variance strike level by 3% of the fair strike level (the exact amount will depend of the number trading days in each period and the relative levels of the 3-month and 9-month spot variance strikes) .

*As an example, if the forward variance strike is 20, the cost applied to the index over the quarterly roll period would be approximately 0.6 volatility points. Since each forward variance swap is both bought and sold, resulting in two transactions per roll period, the effective rolling cost in such a scenario is 0.3 volatility points per transaction.

Risk Factors

The US Volatility Harvest Index is comprised of three volatility strategy indices -- EMERALD, ImpAct and ELVIS II. To the extent any of these indices experiences losses, the performance of the US Volatility Harvest Index will be adversely affected.

EMERALD will likely incur losses over a period where S and P 500[R] volatility observed weekly exceeds volatility observed daily. In practical terms, the strategy is more likely to lose money when the stock market moves in the same direction for multiple days in a row. Strategy returns over a given period are approximately proportional to the percentage differential between daily and weekly variance over the period. There is no assurance that daily volatility will exceed weekly volatility over a given week, and thus no assurance that
EMERALD will appreciate.

ImpAct will likely incur losses when observed S and P 500[R] volatility spikes.
Outsize moves in either direction during a given monthly roll period increase the likelihood a drawdown for the period. Strategy returns over a given monthly roll period are proportional to the percentage differential between implied variance at roll-time and subsequently realized variance. There is no assurance that implied volatility during a given roll period will exceed the realized volatility for such period, and thus no assurance that ImpAct will appreciate.

ELVIS II will likely incur losses during periods when S and P 500[R] implied volatility declines. Strategy returns are proportional to the percentage change in implied variance during a given roll period. There is no assurance that implied volatility during a given roll period will increase, and thus no assurance that ELVIS II will appreciate.

NEGATIVE SERIAL CORRELATION STRATEGY RISK -- The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week, and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns. EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S and P 500[R] Index by periodically buying daily volatility and selling weekly volatility on the S and P 500[R] Index in equal notional amounts. EMERALD will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week. There is no assurance that any negative serial correlation of daily returns of the S and
P 500[R] Index will exist at any time, and thus no assurance that EMERALD will appreciate. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, EMERALD's strategy to fail to perform as expected. Furthermore, EMERALD employs the methodology described herein to implement its underlying strategy. The return on any securities linked to EMERALD is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the S and P 500[R]
Index. Investors in such securities linked to EMERALD will not benefit from any results determined on the basis of any such alternative measure.

Risk Factors

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF THE INDICES, MAY ADJUST THE
INDEX IN A WAY THAT AFFECTS ITS LEVEL AND MAY HAVE CONFLICTS OF INTEREST --
Deutsche Bank AG, London Branch is the sponsor of US Volatility Harvest, ELVIS
II, EMERALD and ImpAct (the "Index Sponsor") and will determine whether there has been a market disruption event with respect to US Volatility Harvest, ELVIS
II, EMERALD and ImpAct (the "Indices") . In the event of any such market disruption event, the Index Sponsor may use an alternate method to calculate the closing level of the Indices. The Index Sponsor carries out calculations necessary to promulgate the Indices and maintains some discretion as to how such calculations are made. In particular, the Index Sponsor has discretion in selecting among methods of how to calculate the Indices in the event the regular means of determining the Indices are unavailable at the time a determination is scheduled to take place. There can be no assurance that any determinations made by the Index Sponsor in these various capacities will not affect the value of the levels of the Indices . Any of these actions could adversely affect the value of securities or options linked to the Indices . The Index Sponsor has no obligation to consider the interests of holders of securities linked to the
Indices in calculating or revising the Indices.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the
Indices or investment strategies reflected by the Indices (or any transaction, product or security related to the Indices or any components thereof) . This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding of transactions, products or securities related to the Indices. Any of these activities may affect the Indices or transactions, products or securities related to the Indices. Investors should make their own independent investigation of the merits of investing in contracts or products related to the
Indices.

THE INDICES HAVE VERY LIMITED PERFORMANCE HISTORY -- Calculation of the US
Volatility Harvest indices began on August 25, 2010 and calculation of other indices began on the dates shown above. Therefore, the Indices have very limited performance history and no actual investment which allowed tracking of the performance of the Indices was possible before that date. The index performance data prior to this date shown in this presentation have been retrospectively calculated using historical data and the current the Indices methodology and do not reflect actual Index performance.

Important Notes

The distribution of this document and the availability of some of the products and services referred to herein may be restricted by law in certain jurisdictions. Some products and services referred to herein are not eligible for sale in all countries and in any event may only be sold to qualified investors. Deutsche Bank will not offer or sell any products or services to any persons prohibited by the law in their country of origin or in any other relevant country from engaging in any such transactions.

Prospective investors should understand and discuss with their professional tax, legal, accounting and other advisors the effect of entering into or purchasing any transaction, product or security related to US Volatility Harvest (each, a
"Structured Product") . Before entering into any Structured Product you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such Structured Product.

Structured Products are not suitable for all investors due to illiquidity, optionality, time to redemption, and payoff nature of the strategy.

Deutsche Bank or persons associated with Deutsche Bank and their affiliates may:
maintain a long or short position in securities referenced herein or in related futures or options; purchase, sell or maintain inventory; engage in any other transaction involving such securities; and earn brokerage or other compensation.

Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of expected payout on an actual investment and/or expected behavior of an actual Structured Product.

Calculations of returns on Structured Products may be linked to a referenced index or interest rate. As such, the Structured Products may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction. Structured Product denominated in a currency, other than the investor's home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products. These Structured Product may not be readily realizable investments and are not traded on any regulated market. Structured
Products involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors.

The past performance of an index, securities or other instruments does not guarantee or predict future performance. The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law.

Deutsche Bank does not provide accounting, tax or legal advice.

BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU
UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF THE
STRUCTURED PRODUCT IN LIGHT OF YOUR OWN OBJECTIVES AND CIRCUMSTANCES, INCLUDING
THE POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH STRUCTURED PRODUCT. YOU
SHOULD ALSO CONSIDER MAKING SUCH INDEPENDENT INVESTIGATIONS AS YOU CONSIDER
NECESSARY OR APPROPRIATE FOR SUCH PURPOSE.

Deutsche Bank" means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private Wealth Management refers to Deutsche
Bank's wealth management activities for high-net-worth clients around the world.
Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc.

Backtested, hypothetical or simulated performance results presented herein have inherent limitations. Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis.

Important Notes

Structured Products linked to US Volatility Harvest discussed herein are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency. These Structured Products are not insured by any statutory scheme or governmental agency of the United Kingdom.

These Structured Products typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange and are intended for sale only to investors who are capable of understanding and assuming the risks involved. The market value of any Structured Product may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

Additional information may be available upon request. Any results shown do not reflect the impact of commission and/or fees, unless stated.

License Agreement with S and P

Any Structured Products are not sponsored, endorsed, sold or promoted by
Standard and Poor's, a division of the McGraw -Hill Companies, Inc., which we refer to as S and P. S and P makes no representation or warranty, express or implied, to the owners of the Structured Products or any member of the public regarding the advisability of investing in securities generally or in the
Structured Products particularly, or the ability of the S and P 500[R] to track general stock market performance. S and P's only relationship to Deutsche Bank
AG is the licensing of certain trademarks and trade names of S and P without regard to Deutsche Bank AG or the Structured Products. S and P has no obligation to take the needs of Deutsche Bank AG or the holders of the Structured Products into consideration in determining, composing or calculating the S and P 500[R].
S and P is not responsible for and has not participated in the determination of the timing, price or quantity of the Structured Products to be issued or in the determination or calculation of the amount due at maturity of the Structured
Products. S and P has no obligation or liability in connection with the administration, marketing or trading of the Structured Products.

S and P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S and P
500[R] OR ANY DATA INCLUDED THEREIN AND S and P SHALL HAVE NO LIABILITY FOR ANY
ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S and P MAKES NO WARRANTY, EXPRESS
OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE
STRUCTURED PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S and P
500[R] INDEX OR ANY DATA INCLUDED THEREIN. S and P MAKES NO EXPRESS OR IMPLIED
WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S and P 500[R] OR ANY DATA
INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S and
P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL
DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH
DAMAGES.

"STANDARD and POOR'S", "S and P", "S and P 500" AND "500" ARE TRADEMARKS OF THE
MCGRAW -HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG.
STRUCTURED PRODUCTS ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY S and P AND
S and P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF
THE STRUCTURED PRODUCTS.